UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
COMMERCIAL METALS COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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News Release

COMMERCIAL METALS COMPANY SCHEDULES 2012 ANNUAL MEETING OF STOCKHOLDERS;

FILES DEFINITIVE PROXY STATEMENT

Irving, Texas, December 6, 2011 – Commercial Metals Company (NYSE: CMC) today announced that it will hold its 2012 Annual Meeting of Stockholders on February 3, 2012. Stockholders of record at the close of business on December 9, 2011 will be mailed the definitive proxy materials, which were filed today with the Securities and Exchange Commission, and will be entitled to vote at the annual meeting.

The Commercial Metals Company Board of Directors recommends that its stockholders vote for the board’s proposed nominees and proposals by using the white proxy card that will be enclosed with the definitive proxy materials. Stockholders may vote by mail, telephone or via the internet by following instructions included in the proxy statement.

Mackenzie Partners Inc. will be assisting Commercial Metals Company with its efforts to solicit proxies. If stockholders have any questions about voting their shares, please call Mackenzie Partners Inc. toll-free at (800) 322-2885 (or call collect at (212) 929-5500).

About Commercial Metals Company

Commercial Metals Company and subsidiaries manufacture, recycle and market steel and metal products, related materials and services through a network including steel minimills, steel fabrication and processing plants, construction-related product warehouses, a copper tube mill, metal recycling facilities and marketing and distribution offices in the United States and in strategic international markets.

Contact:

Investors & Media:

Barbara Smith

Chief Financial Officer

214-689-4300

Or

Investors:

Larry Dennedy

MacKenzie Partners

212-929-5239

Media:

Debbie Miller/Chris Kittredge

Sard Verbinnen & Co

212-687-8080

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